Exhibit 31.3
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
CERTIFICATION
I, Aren C. LeeKong, certify that:

1.I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2022 of Carlyle Secured Lending, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 10, 2023

/s/ Aren C. LeeKong
Aren C. LeeKong
President and Chief Executive Officer (Principal Executive Officer)